Kramer Levin Naftalis & Frankel LLP
                 9 1 9  T H I R D  A V E N U E
                  NEW YORK, N.Y. 10022   3852
                        (212) 715   9100
                                                          FAX
                                                     (212) 715-8000
                                                         ______

                                                 WRITER'S DIRECT NUMBER
                                                     (212) 715-9100

                                October 26, 1998


Lexington Strategic Investment Fund, Inc.
Park 80 West, Plaza Two
Saddle Brook, New Jersey 07663

Gentleman:

          We hereby consent to the reference to our firm as Counsel in Post-Effective Amendment Number 28 to the Registration Statement of the Lexington Strategic Investment Fund, Inc. on Form N-1A.

                              Very truly yours,

                              /s/ Kramer Levin Naftalis & Frankel LLP